UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 5, 2009

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

Contribution Agreement

On August 5, 2009, EXCO Operating Company, LP (“EOC”), Vaughan Holding Company, LLC (“Vaughan” and, together with EOC, “Contributor”), each wholly-owned indirect subsidiaries of EXCO Resources, Inc. (“EXCO”), entered into a Contribution Agreement (the “Contribution Agreement”) with BG US Gathering Company, LLC, a wholly-owned subsidiary of BG Group plc (“BG Gathering”). The Contribution Agreement was executed in furtherance of EOC’s obligations under that certain Purchase and Sale Agreement, dated June 29, 2009 (the “Purchase Agreement”), among EOC, EXCO Production Company, LP (“EPC”) and BG US Production Company, LP (“BG Production”).

Contributions and Special Distribution

Under the terms of the Contribution Agreement, (i) EOC has agreed to contribute to a newly formed Delaware limited liability company named TGGT Holdings, LLC (“TGGT”) all of its directly and indirectly held general and limited partnership interests in TGG Pipeline, Ltd. (“TGG”) and Talco Midstream Assets, Ltd. (“Talco” and, together with TGG, the “Midstream Companies”) in exchange for a 50% member interest in TGGT, (ii) BG Gathering has agreed to contribute to TGGT $249 million in cash, subject to customary closing adjustments (as adjusted, the “Cash Contribution Amount”) in exchange for a 50% member interest in TGGT, and (iii) TGGT will make a special distribution to EOC in an amount equal to the Cash Contribution Amount. As a result of the contributions and special distribution, EOC and BG Gathering will each own a 50% member interest in TGGT, and TGGT will in turn directly and indirectly hold all of the partnership interests in the Midstream Companies.

Midstream Assets

The Midstream Companies currently hold all of EXCO’s pipeline and gathering systems, including related personal property, rights-of-way, contracts, imbalances and records, in the counties of Cherokee, Gregg, Harrison, Marion, Nacogdoches, Panola, Rusk and Shelby in the State of Texas and the parishes of Bienville, Bossier, Caddo, DeSoto, Red River and Webster in the State of Louisiana (the “AMI”) (collectively, the “Midstream Assets”). The Midstream Assets do not include any of EXCO’s pipeline or gathering systems in the Vernon field.

Cash Contribution Amount

Under the terms of the Contribution Agreement, the Cash Contribution Amount is subject to customary closing and post-closing adjustments. The Cash Contribution Amount will be adjusted upwards for:

•	an amount equal to 50% of the ordinary operating and other costs paid by any Midstream Company during the period of time between January 1, 2009 and the closing date (the “Interim Period”),

•

an amount equal to 50% of ordinary operating and other costs paid by any Midstream Company that relate to Talco’s Haynesville-header system being constructed in the AMI and certain horizontal well connections related to such construction that are attributable to periods of time prior to January 1, 2009,

•	an amount attributable to taxes on certain assets prorated to TGGT but payable by Contributor, and

•	a complete and final settlement of all imbalances (if a liability).

The Cash Contribution Amount will be adjusted downwards for:

•

an amount equal to (a) 50% of the proceeds attributable to the Midstream Assets received by any Midstream Company during the Interim Period (net of certain expenses) and (b) 50% of the proceeds received by any Midstream Company from any sale of equipment, materials or other real or personal property attributable to the Midstream Assets during the Interim Period,

•	an amount attributable to certain environmental defects (after taking into account certain deductibles),

•	an amount attributable to any Midstream Assets excluded from the transaction,

•	an amount attributable to taxes on certain assets prorated to Contributor but payable by TGGT, and

•	a complete and final settlement of all Imbalances (if an asset).

BG Energy Holdings Limited, the indirect parent of BG Gathering, has provided a payment guaranty to Contributor of BG Gathering’s payment obligations under the Contribution Agreement for a limited period after closing.

The Contribution Agreement requires a deposit from BG Gathering of $12.45 million. The deposit is to be applied against the Cash Contribution Amount at closing or, if Contributor terminates the Contribution Agreement because BG Gathering has willfully breached its covenants under the Contribution Agreement in any material respect, Contributor may elect to retain the deposit as liquidated damages or return the deposit and seek any remedies available to Contributor at law or in equity (including specific performance). If the Contribution Agreement is terminated for any reason other than as stated in the preceding sentence, the deposit is required to be returned to BG Gathering. If Contributor willfully breaches its covenants under the Contribution Agreement in any material respect, BG Gathering may seek any remedies available to it at law or in equity (including specific performance).

Representations, warranties and covenants

The Contribution Agreement contains customary representations, warranties and covenants for a transaction of this nature by Contributor and BG Gathering.

Additionally, the Contribution Agreement contains a maintenance of value covenant (“Maintenance of Value Covenant”) which requires EOC, until December 31, 2011, to maintain in EOC for EOC’s use a minimum of $200 million of the Cash Contribution Amount (the “Minimum Consideration”) and restricts EOC from distributing any part of such Minimum Consideration to, or satisfying any obligation of, any of EOC’s affiliates (other than direct or indirect wholly-owned subsidiaries of EOC). EOC may satisfy the Maintenance of Value Covenant by using it to:

•	pay expenses or costs in connection with EOC’s general corporate purposes,

•	keep such amounts as cash, as cash equivalents or in other short-term investments,

•	acquire properties or other assets,

•	make capital expenditures, including the payment of any costs of New Business or Acquired Business (each as defined below),

•	make capital contributions to TGGT,

•

make a payment under EOC’s revolving credit facility to reduce the outstanding principal and interest to the extent such payment is made because of a mandatory reduction of the borrowing base under the credit facility in connection with the contribution of the Midstream Companies to TGGT, and

•	make payments under EOC’s senior term credit agreement to reduce the outstanding principal and interest.

To the extent EOC uses the Minimum Consideration in the manner set forth above (other than with respect to keeping amounts as cash, as cash equivalents or in other short-term investments), the amount required to be maintained as Minimum Consideration shall be decreased by the amount of such usage. If such amount is reduced to zero, then the Maintenance of Value Covenant requirement will terminate. Additionally, in certain circumstances, if EOC’s revolving credit facility or its other indebtedness is consolidated in any way with the indebtedness of any of its affiliates (other than its wholly-owned subsidiaries but including indebtedness of EXCO) prior to the termination of the Joint Development Agreement (as defined in the Purchase Agreement), the Maintenance of Value Covenant requires that EXCO (or its successor) must provide a payment guaranty of certain obligations of EOC under the Contribution Agreement.

Closing

The transactions under the Contribution Agreement are expected to close on or about August 14, 2009, subject to the satisfaction of customary closing conditions, including the closing of the transactions contemplated by the Purchase Agreement.

Indemnification

Subject to a de minimus threshold and, in certain situations, a $3.735 million deductible and $87.15 million cap, Contributor has agreed to indemnify BG and TGGT after the closing (generally subject to an 18-month time limit), against liabilities related to the following:

•	any breach by Contributor of its representations, warranties, covenants and agreements contained in the Contribution Agreement,

•	any act or omission by Contributor involving or relating to excluded assets or specified actions, suits or proceedings,

•

any claim for personal injury or death relating to the Midstream Assets and occurring prior to the closing date to the extent attributable to the period of Contributor’s ownership of the Midstream Assets prior to the closing date,

•

the disposal or transportation of any hazardous substances from Midstream Assets operated by Contributor attributable to the period of Contributor’s ownership of the Midstream Assets to off-site locations in violation of any environmental law,

•	certain royalty payments held in suspense by the Midstream Companies at closing,

•	any liability of Contributor for gross negligence or willful misconduct solely in connection with its operation prior to the closing of any of the Midstream Assets, and

•	employment and tax liabilities.

BG Gathering has agreed to indemnify Contributor after the closing against liabilities related to any breach by BG of its representations, warranties, covenants and agreements contained in the Contribution Agreement.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by the Contribution Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

LLC Agreement

In connection with, and simultaneous to the closing of the Contribution Agreement, EOC and BG Gathering have also agreed to enter into an amended and restated limited liability company agreement of TGGT (the “LLC Agreement”), which, among other things, sets forth the rights and obligations of EOC and BG Gathering (collectively, the “Members”) with respect to their ownership of TGGT.

Governance and management

A board of managers (the “Board”) will manage and control the business and affairs of TGGT and its subsidiaries, and will have complete authority to make decisions regarding TGGT and its subsidiaries and to perform all other acts or activities customary or incidental to the management of TGGT, it subsidiaries and its business. The Board will consist of 8 members (the “Board Members”), with EOC and BG Gathering each having the right to appoint 4 of the Board Members. Generally, matters coming before the Board require approval of 75% of the total votes of the Board; however, certain matters require the approval of 100% of the total votes of the Board. The right to appoint the chairman of the Board will rotate amongst the Members on an annual basis, with EOC having the right to appoint the initial chairman.

The Board has the authority to elect officers of TGGT. Each officer of TGGT will serve a three-year term, unless otherwise extended or removed by the Board. Any Member may nominate candidates for any officer position; however, BG Gathering has the exclusive right to nominate candidates for the position of President and General Manager for the first 5 years. Additionally, if there is a change of control of EXCO while any of its affiliates is a Member, then BG Gathering will thereafter have the exclusive right to nominate candidates for the position of President and General Manager.

The LLC Agreement also provides that all business conducted by TGGT and its subsidiaries shall be in compliance with all applicable laws, and, once approved by the Board, appropriate health, safety, security and environmental guidelines, which the Board will use good faith efforts to adopt after the closing (the “Standards of Conduct”).

Development Work Program; Annual Work Program and Budget

Prior to the beginning of each year, the Board will approve and adopt a work program and budget for the upcoming calendar year (the “Annual Work Program and Budget”) and the business and operations of TGGT and its subsidiaries will be conducted in accordance with such Annual Work Program and Budget, subject to certain permitted overruns. The Members have agreed upon an Annual Work Program and Budget for the period from the Closing through October 15, 2009 and an initial draft of the Annual Work Program and Budget for the period October 16, 2009 through December 31, 2009 and for 2010. The Members have also agreed upon an initial draft of a 3-year capital development program for TGGT and its subsidiaries and will approve a final version of such program by October 15, 2009 (the “Program”). The Program may be amended at any time by the Board and the Board is required to amend and extend the Program on a rolling 2-year basis beginning in 2011.

If the Board is unable to approve an Annual Work Program and Budget for a relevant calendar year, then an Annual Work Program and Budget will automatically be deemed approved and will include:

•	the activities scheduled to be performed during the relevant year as set forth in the Program, if any, and associated costs reasonably required to implement such operations,

•	operating expenses equal to the amount of operating expenses expended in the previous year,

•	any multi-year expenditures previously approved by the Board that are attributable to the relevant year,

•	existing payment commitments to third parties under contracts to which TGGT or its subsidiaries are a party,

•	taxes payable by TGGT and its subsidiaries, and

•	payroll and benefits of all employees and charges to TGGT for secondees.

Contributions, distributions and capital accounts

In addition to contributions contemplated by the Contribution Agreement, at closing, each Member will make an initial cash contribution of $20 million to TGGT to fund TGGT’s and its subsidiaries’ initial working capital requirements.

After the closing, Members will be required to fund operations and business activities of TGGT and its subsidiaries as set forth in the Annual Work Program and Budget, but only to the extent that the cash reserves of TGGT are insufficient to fund such operations and business activities. To the extent that the cash reserves of TGGT exceed a certain agreed upon formula, TGGT will make distributions of any excess cash to the Members. The Board has the authority to make distributions to the Members or to suspend distributions, at any time.

BG North America, LLC will provide a payment guaranty to EOC and TGGT of BG Gathering’s contribution obligations under the LLC Agreement for a limited period after closing.

Profits and losses of TGGT, as well as tax allocations, shall be allocated among the Members based on each Member’s member interest. Additionally, TGGT will maintain capital accounts for each of the Members and upon dissolution, winding up and liquidation of TGGT, liquidating distributions will be based on each Member’s capital account, after settling any liabilities or other expenses of TGGT.

Default and reduction of member interest

Any Member that fails to pay in full any amounts owed under the terms of the LLC Agreement (including required capital contributions) shall be in default (a “Defaulting Member”). With certain limited exceptions, Defaulting Members shall have no right to, among other things:

•	elect to participate in proposals under the LLC Agreement,

•	vote on any matter under the LLC Agreement with respect to which approval from the Members is required (excluding amendments to the LLC Agreement),

•	call a meeting of the Board,

•	vote on most matters coming before the Board,

•	access data or information related to TGGT’s operations,

•	elect to participate in proposed New Business (defined below),

•	with certain exceptions, transfer or encumber its member interest or withhold consent to transfer of another Member’s member interest,

•	exercise certain preferential purchase rights, or participate in any Acquired Business (defined below).

From and after the later to occur of the 30 days following the time at which a Member becomes a Defaulting Member, a Defaulting Member will have no right to receive distributions from TGGT until such default is cured.

Additionally, if a Defaulting Member does not cure its default within 120 days, any of the non-Defaulting Members may elect to reduce the Member’s member interest based on an agreed upon formula. The reduction of a Defaulting Member’s Member Interest shall be treated as fully curing such Member’s default.

Transfer of member interests

From and after the closing until the third anniversary of the closing, no Member may transfer any part of its member interest to any person without the written consent of each other Member. After this 3-year period, a Member may transfer all or any part of its member interest, provided that the transferee has the financial ability to perform its future payment obligations under the LLC Agreement and has the technical ability to participate in future operations. The LLC Agreement also contains other customary restrictions on the transfer of a Member’s member interest for a transaction of this nature.

Preferential purchase rights and change of control

The Members have a 60-day preferential purchase right in the event of a transfer of any other Member’s member interest or a change of control (other than the change in control of the ultimate parent company of a Member).

Acquired Business, New Business, Member Services and Asset Upgrades

The LLC Agreement contains restrictions and limitations on midstream activities that the Members can conduct outside of TGGT and its subsidiaries in the AMI. Until January 1, 2020, if a Member directly or indirectly acquires or agrees to acquire certain midstream assets in the AMI (the “Acquired Business”), the other Members have a right for a 60-day period to elect to acquire their member interest share of such Acquired Business on the same terms and conditions negotiated by the acquiring Member. If all non-acquiring Members elect to acquire an interest in the Acquired Business, then such Acquired Business will be held by TGGT or one of its subsidiaries. If less that all non-acquiring Members or no non-acquiring Members elect to acquire an interest in the Acquired Business, then the LLC Agreement sets forth the procedures which allow the Acquired Business to be owned and maintained outside of TGGT and its subsidiaries.

Until January 1, 2020, if a Member desires to commence certain midstream activities in the AMI that are not then included in any Annual Work Program and Budget, other than any Acquired Business (“New Business”), the other Members (the “non-proposing Members”) have a right for a 60-day period to participate in such New Business. If all non-proposing Members elect to participate in the New Business, then such New Business will be conducted by TGGT or its subsidiaries. If less that all non-proposing Members or no non-proposing Members elect to participate in the New Business, then the LLC Agreement sets forth the procedures which allow the New Business to be conducted, owned and maintained outside of TGGT and its subsidiaries.

In certain situations, Members have the right to require TGGT and its subsidiaries to provide certain transportation, gathering, treatment, processing or compression services to the Member at agreed upon rates and on agreed upon terms. Additionally, Members have the right to require TGGT and its subsidiaries to connect any assets and properties held by a Member outside of TGGT and its subsidiaries to TGGT’s and its subsidiaries’ gathering system and to require TGGT or one of its subsidiaries to provide certain construction and operating services to such Member, in each case, at rates and on terms agreed upon by the Members.

A Member can also, at such Member’s expense, require TGGT and its subsidiaries to make physical enhancements, including increasing throughput capacity, of any of the midstream assets (“Asset Upgrades”). In certain situations, a Member can also require TGGT and its subsidiaries to conduct an Asset Upgrade at the expense of all of the Members in order to comply with the Standards of Conduct.

Second Amendment to Purchase Agreement

On July 13, 2009, EOC, EPC and BG Production entered into a letter agreement (the “First Amendment”) principally to extend the deadline under the Purchase Agreement for making a filing under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976. The foregoing description is not complete and is qualified in its entirety by the First Amendment, a copy of which is attached to EXCO’s Form 10-Q for the Second Quarter of 2009 filed with the Securities and Exchange Commission on August 6, 2009 and is incorporated herein by reference.

On August 5, 2009, EOC, EPC and BG Production entered into a Second Amendment to the Purchase Agreement (the “Second Amendment”) principally to (a) revise the list of Haynesville properties on which BG Production will be allowed to conduct post-closing title diligence and (b) revise and update selected sections, schedules and exhibits in and to the Purchase Agreement. The amendment to the post-closing title diligence section of the Purchase Agreement will allow BG Production to conduct post-closing title review on all Haynesville leases located in Desoto Parish in which BG Production is acquiring an interest other than those leases on which BG Production has already completed title diligence. The procedures for resolving properly asserted post-closing title defects (including the provisions that could require EOC and EPC to return a portion of the purchase price to BG Production for such title defects) were not affected by the Second Amendment. The foregoing description is not complete and is qualified in its entirety by the Second Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Use of Proceeds

Assuming that both the Purchase Agreement and the Contribution Agreement are closed and subject to the Maintenance of Value Covenant, the estimated $655 million of proceeds from the Purchase Agreement and the estimated $249 million special distribution from the Contribution Agreement are expected to be used to repay borrowings under EOC’s revolving credit facility and its senior term credit agreement and pay certain transaction expenses.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 5, 2009, EXCO issued a press release announcing, among other things, the signing of the Contribution Agreement, a copy of which is furnished as Exhibit 99.1.

On July 17, 2009, the Department of Justice and the Federal Trade Commission granted the parties early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the transactions contemplated by the Purchase Agreement and the Contribution Agreement.

In accordance with general instruction B.2 to Form 8-K, information contained in Exhibit 99.1 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contribution Agreement, dated August 5, 2009, among EXCO Operating Company, LP, Vaughan Holding Company, LLC and BG US Gathering Company, LLC.

10.2	Second Amendment to Purchase and Sale Agreement, among EXCO Operating Company, LP, EXCO Production Company, LP and BG US Production Company, LLC.

99.1	Press Release, dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 11, 2009	By:	/s/ J. Douglas Ramsey, Ph.D.
J. Douglas Ramsey, Ph.D.
Vice President - Finance and Special Assistant to the Chairman

EXHIBIT INDEX

Exhibit Number	Description
10.1	Contribution Agreement, dated August 5, 2009, among EXCO Operating Company, LP, Vaughan Holding Company, LLC and BG US Gathering Company, LLC

10.2	Second Amendment to Purchase and Sale Agreement, among EXCO Operating Company, LP, EXCO Production Company, LP and BG US Production Company, LLC

99.1	Press Release, dated August 5, 2009.